EXHIBIT 10.3

CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.

Date: February 25, 2025

BrooQLy, Inc. , a Nevada corporation (“BRQL”), for value received, hereby promises to pay to the order of Aerospace Capital Partners, LLC (“Investor”), at such address as may be designated in writing by Investor from time to time, or Investor’s registered assigns, the principal amount of Three Hundred Fifty Eight Thousand Two Hundred Dollars ($358,200) pursuant to the terms and conditions of this Convertible Promissory Note (the “Note”). This Note is made in connection with a Share Purchase Agreement (the “SPA”) between BRQL and the Investor dated as of February 25, 2025.

The following is a statement of rights of the holder of this Note and the conditions to which this Note is subject, to which the maker of this Note agrees, and to which the holder hereof, by the acceptance of this Note, assents:

1. Conversion

(A) Automatic Conversion. Following (i) the acquisition of a controlling interest in BRQL by the Investor, (ii) an amendment to the Articles of Incorporation authorizing the issuance of Preferred Stock, and (iii) the subsequent filing of a Certificate of Designation of Rights and Preferences for the creation of Series C Preferred Stock by BRQL (the “Preferred Stock”) that contains the conversion rate provision whereby the Preferred C stock will convert at a conversion rate not to exceed a minimum of 1 share of common stock for each 1 share of Preferred Stock and a maximum of 4 shares of common stock for each 1 share of Preferred Stock as determined by the Investor in its sole discretion, the Outstanding Balance of this Note shall automatically convert into either shares of Preferred Stock or shares of common stock of BRQL, as determined by the Investor in its sole discretion. The conversion price (the “Common Conversion Price”) for converting into shares of common stock shall be $0.015 per share for a total of 23,880,000 common shares. The conversion price (the “Preferred Conversion Price”) for converting into shares of Preferred Stock shall be $0.015 per share for a total of 23,880,000 shares of Preferred Stock. The Investor’s ownership in BRQL shall be deemed effective as of the closing date of the acquisition of a controlling interest in BRQL pursuant to the SPA.

(B) Surrender of Note. Upon automatic conversion of this Note into BRQL equity as provided in Section 1(A) above, the Investor shall surrender this Note at the offices of BRQL at its registered address, and BRQL shall, at its expense, deliver to the Investor as soon as practicable the equity certificates or other evidence of ownership of the common shares or Series C Preferred shares, as applicable.

(C) No Fractional Equity Interests. No fractional equity interests or scrip representing fractional interests shall be issued upon the conversion of this Note.

(D) General. The foregoing conversion rights are subject in all respects to compliance by BRQL with all applicable laws, rules, and regulations.

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2. Adjustments

(A) If BRQL undergoes any subdivision, combination, or reclassification of its equity interests, the Conversion Price shall be adjusted accordingly to ensure that the Investor receives the same proportional ownership interest in BRQL upon conversion of the Note as was intended at the time of issuance of this Note. Such adjustments shall be made successively whenever any such event occurs.

(B) An adjustment to the Conversion Price shall become effective immediately after the effective date of each event which requires an adjustment.

3. Miscellaneous: This Note shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made to be performed in Nevada, without reference to any principles of choice of law or conflicts of law.

IN WITNESS WHEREOF, BRQL has caused this Note to be duly executed as of the date first written above.

Issuer: BrooQLy, Inc.

By:	/s/ Panagiotis Lazaretos
Name:	Panagiotis Lazaretos
Title:	Director / CEO of BrooQLy, Inc. (BRQL)

Investor: Aerospace Capital Partners LLC

By:	/s/ Kent B. Wilson
Name:	Kent B. Wilson
Title:	Managing Partner

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